99(i)

DWORKIN, CHAMBERS & WILLIAMS, P.C.
3900 E. Mexico Ave, #1300
Denver, CO 80210
(303) 584.0990 phone
(303) 584.0995 fax

April 11, 2000

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Global Innovative Systems Inc.
	Form 10 SB Registration Statement

Ladies and Gentlemen:

We are counsel to Global Innovative Systems Inc.
(the "Company") with regard to the Company's Form 10 SB registration statement. This correspondence is attached as an exhibit. We hereby consent to the inclusion of our name and expression of opinion on various matters therein.

	Please notify me as necessary regarding the Company's registration statement.

			Sincerely,

			/s/ Bradford J. Lam
			------------------------
			Bradford J. Lam

Cc: Mr. Ken Bergestad
      Michael Madsen, CPA
      Brian Tipper, CPA
      Mr. Donald Byers

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